Exhibit 10.2(b)

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FIRST AMENDMENT TO STELLAR MANUFACTURING AGREEMENT

This First Amendment to Stellar Manufacturing Agreement (“First Amendment”) is entered into effective as of July 1, 2014  (“Effective Date”), by and between Stellar Technologies, Inc., a Minnesota corporation (“Stellar”) and Nevro Corp., a Delaware corporation, having a place of business at 4040 Campbell Ave., Suite 210, Menlo Park, CA 94025 (“Customer”) (Stellar and Customer are the “Party[ies]”), relating to the Stellar Manufacturing Agreement entered into between the Parties, dated July 1, 2009 (“Agreement”).

In consideration of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Customer and Stellar agree as follows:

1.)                                  Defined Terms.  Except as otherwise defined in this First Amendment, all defined terms in the Agreement shall have the same meaning in this First Amendment.

2.)                                  Section 1 of the Agreement.  Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Customer hereby appoints Stellar as its primary supplier of all Products listed in Exhibit A, attached, and all related Services that Customer orders from Stellar during the Contract Term.”  All pricing related to the Products will be listed in the Price Schedule listed in the attached Exhibit B.  All plans, designs and specifications used by Stellar in providing any Products, which are designed solely by Customer, are owned exclusively by Customer. Customer agrees to indemnify and hold Stellar harmless from any claims, judgments, penalties, recalls and attorney fees arising from any third-party allegations that Customer’s plans, designs and specifications for the Products infringe on or violate any third party’s patents, trade secrets, proprietary rights or other intellectual property rights. Stellar agrees to indemnify and hold Customer harmless from any claims, judgments, penalties, recalls, and/or attorney fees and costs arising from any third-party allegations that any of Stellar’s manufacturing operations, processes, know-how, plans, designs, and/or specifications for the Products or Services infringe on or violate any third party’s patents, trade secrets, proprietary rights or other intellectual property rights.  Such “Intellectual Property Indemnification Rights” shall survive the expiration or termination of this Agreement.  Stellar will cooperate with Customer’s efforts to obtain regulatory approval for its Products from governmental authorities (“Regulatory Approvals”) without conveying to Customer or any governmental authorities any right, title or interest in its Confidential Information and Intellectual Property as defined herein.

3.)                                  Section 3 of the Agreement.  The first sentence of Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement is for a term of five (5) years beginning July 1, 2014, and will automatically renew for an additional year on each subsequent annual anniversary date (beginning July 1, 2019), unless terminated by either Party in writing at least thirty (30) days prior to the expiration of the then-current term (“Contract Term”).  The Contract Term is divided into five (5) consecutive years (each, a “Contract Year”) beginning July 1 and ending June 30 of the subsequent calendar year.”

All other terms of Section 3 remain unchanged.

4.)                                  Section 4 of the Agreement.  Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.                                Voluntary Termination by Stellar or Customer.  Either party may terminate this Agreement at-will at any time prior to the expiration of the then-current Contract Term on one (1) year’s advance notice (“Voluntary Termination”), without incurring any liability or obligation to the other Party, except as follows:

(a)                                 Subject to the terms of Section 12 of the Agreement, Customer may make a Last Time Buy at any time through the last day of the one (1)-year notice period.

(b)                                 In the event of a Voluntary Termination by Customer (“Customer Voluntary Termination”), Customer shall pay Stellar all amounts due or to become due under this Agreement, together with the Early Cancellation Fee, immediately upon receipt of Stellar’s invoices for such amounts.  The amounts due or to become due include, without limitation:  (i) the Price and other sums due under Section 10; (ii) any costs under Section 11; (iii) any remedies for Customer’s Default under Sections 22 and 23; (iv) the Early Cancellation Fee; and (v) Adjustments and other costs under Exhibit A.”

(c)                                  In the event of a Voluntary Termination by Stellar (“Stellar Voluntary Termination”), during (i) the initial five (5)-year Contract Term and (ii) thereafter, but only if Stellar gives less than one (1) year’s advance written notice of termination: (1) Customer is not liable for the Early Cancellation Fee and (2) Stellar shall provide Customer necessary assistance to transfer the manufacturing of the Key Products to another Nevro owned facility or another manufacturer selected by Nevro (“Second Source”). This assistance will include, but is not limited to, the following

(A)          a copy of the manufacturing processes, including the specific parameters used at Stellar to produce Key Products

(B)          details of the equipment, including Make, Model and any pertinent drawings, used at Stellar to manufacture the Key Products

(C)          drawing of fixtures and tooling used at Stellar to manufacture the key products

(D)          such engineering consulting services (“Manufacturing Transition Services”) as are necessary to enable Customer to undertake such Manufacturing Transition Services, which hourly rates are defined in Exhibit C. These services will include, but is not limited to, the following:

•                  Assistance and support for the design, characterization and validation of the processes used during manufacturing of the key products at the Second Source.

•                  Training of manufacturing personnel at the second source.

Stellar’s agreement to provide assistance under Section 4(c)(2) does not make Stellar liable or responsible for the Second Source’s ability or inability to manufacture the Products, perform its contract(s) with Customer, or meet the requirements of Customer or any third party with respect to the Products.

This Section 4 (c) supersedes all inconsistent terms of Section 14.

5.)                                  Section 5 of the Agreement.  The first paragraph of Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Minimum Purchase Requirement, Purchase Orders and Purchase Order Acknowledgements.  During each of the following Contract Years, Customer shall purchase from Stellar the following percentages of its requirements for each of the Key Products (collectively, “Minimum Purchase Requirement”):

Contract Year	Minimum Purchase Requirement (%)
First Contract Year	[***]%
Second Contract Year	[***]%
Third Contract Year	[***]%
Fourth Contract Year	[***]%
Fifth Contract Year	[***]%

If Customer makes any modifications, revisions, changes, variations or improvements to Key Products (collectively, “Revisions”), all of such Revisions are included in the definition of Key Products and are subject to the Minimum Purchase Requirement.”

All other terms of Section 5 remain unchanged.

6.)                                  Section 13 of the Agreement.  Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Confidential Information. During the Contract Term, Stellar and Customer may provide confidential and proprietary information and trade secrets regarding their respective products, processes, know-how, work and business to the other patty. Such information shall be deemed the confidential and proprietary information, or trade secrets, of the disclosing party, provided the disclosing party designates the information as “CONFIDENTIAL” in writing at the time of disclosure, or if such information is disclosed in such a way as to reasonably be understood to be confidential in nature (hereby referred to as “Confidential Information”).  Any Confidential Information disclosed by either party will remain the sole property of the disclosing party unless it (i) was rightfully known to the receiving party (without any restriction on disclosure or use) prior to its receipt from the disclosing party, or (ii) becomes part of the public domain by no fault of the receiving party, or (iii) is disclosed to the receiving party by a third party not in violation of the

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disclosing party’s rights. Each party shall take all necessary precautions to protect the other party’s Confidential Information. Both parties agree, on behalf of themselves and their respective employees, agents, successors and assigns, that the receiving party will not, directly or indirectly: (a) reproduce, publish or disclose the disclosing party’s Confidential Information to any third party, or (b) use the disclosing party’s Confidential Information for any purpose except to perform this Agreement and any Purchase Order, without the prior written consent of the disclosing party. The Chief Executive Officer of Stellar is the only person authorized to grant such written consent on behalf of Stellar. Each party agrees to not disclose the other party’s Confidential Information under any court or other governmental order without giving immediate written notice of the order to the disclosing party so that the disclosing party may take legal action to prevent the disclosure. On request, each party will return the other party’s Confidential Information and certify the return or destruction of all copies thereof, regardless of the medium in which it is maintained. Either party may obtain a temporary restraining order and temporary and permanent injunctions to enforce Section 13 and to prevent or prohibit the imminent or actual disclosure or use of its Confidential Information. The receiving party shall pay all of the disclosing party’s damages, attorneys’ fees, costs, and disbursements arising from the receiving party’s actual violation of any term of Section 13. Each party shall have the right to review and approve the other party’s procedures for handling records and Confidential Information, and may make such inspections as the disclosing party deems necessary to insure that the other party is properly safeguarding the disclosing party’s records and Confidential Information. Each party’s obligations under Section 13 shall survive the termination or expiration of this Agreement and all Purchase Orders, except as to information that does not qualify, or no longer qualifies, as Confidential Information under the terms of Section 13 (i-iii). Customer further agrees that all information and records that it received from Stellar on or before the date of this Agreement is Stellar’s Confidential Information.”

7.)                                  Section 14 of the Agreement. Section 14 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Intellectual Property.  Stellar retains sole and exclusive right, title and interest in its Confidential Information, trade secrets, proprietary information, patents, trademarks, servicemarks and all other intellectual property (“Intellectual Property”).  Customer retains sole and exclusive right, title and interest in its Intellectual Property.  All Intellectual Property that Stellar uses or develops in connection with performing this Agreement relating in any manner to manufacturing operations, processes and know-how is and remains the sole property of Stellar.  Stellar does not grant Customer a license, or convey or transfer any right, title or interest, in its Intellectual Property to Customer.  All changes and improvements to the Products’ designs and specifications (excluding manufacturing operations, processes and know-how that Stellar uses or develops in connection with performing this Agreement) is and remains the sole property of Customer.  If Stellar and Customer develop new Intellectual Property while working together (unrelated to manufacturing operations, processes and know-how that Stellar uses or develops in connection with performing this Agreement, and unrelated to changes and improvements to the Products’ designs and specifications) (“Other IP”), Customer is the owner of the Other IP, and Stellar hereby assigns all right, title, and interest in Other IP to Customer.  Stellar and Customer agree to cooperate with each other in effecting assignments of and registering any Intellectual Property and Other IP to effect the foregoing, subject to their respective rights in their own Confidential Information and Intellectual Property.  This duty to cooperate shall survive the expiration or termination of this Agreement.”

8.)                                  Section 17 of the Agreement.  Section 17 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Indemnification. Notwithstanding the Intellectual Property Indemnification Rights outlined in Section 1, if Customer or any third party: (i) performs any operation, procedure or process involving any Products or Services, or (ii) assembles, installs, uses or manufactures any Products or Services, or (iii) transports or delivers any Products to any third party, Customer immediately assumes all liability for, and agrees to indemnify and hold Stellar harmless from all claims, damages, recalls, penalties and attorneys’ fees relating to, or arising from, the Products and Services. In addition, Stellar is not liable for: (a) Customer’s designs, plans and specifications for the Products and Services; (b) Customer-supplied goods, including without limitation material, components, assemblies, and services, whether conforming or nonconforming, while in Stellar’s possession (“Customer Materials”); (c) non-conformities in any Products or Services created or occurring during Stellar’s handling, development, set-up, production, inspection, or provision of Services; and (d) non-conformities in any Products or Services created or occurring while in the possession of any third parties (collectively, ( c-d), “Non-Conformities”). Customer assumes all liability for, and agrees to indemnity and hold Stellar harmless from all claims, damages, recalls, penalties and attorneys’ fees relating to, or arising from, Customer’s designs, plans and specifications, Customer Materials and Nonconformities (collectively, Section 17, “Customer’s Indemnity”).  Section 17 Customer’s Indemnity does not alter the parties’ Intellectual Property Indemnification Rights and obligations under Section 1.”

9.)                                  Section 23 of the Agreement.  The following sentence is added as a new second paragraph of Section 23 of the Agreement:

“Customer further agrees that the terms of Section 3, mandating the Minimum Purchase Requirement for all Products and Services, and Revisions thereof, are subject to all remedies set forth in the first paragraph of Section 23.”

All other terms of Section 23 remain unchanged.

10.)                           Conditional Cancellation of Remaining Continuation Charge.  If Customer signs this First Amendment and agrees to the Early Cancellation Fee as defined in Section 8 of this First Amendment, Stellar agrees to waive Customer’s obligation to pay the balance of the Continuation Charge under Section 24 of the Agreement.

11.)                           Section 24 of the Agreement.  Section 24 of the Agreement is hereby deleted in its entirety and replaced with the following:

“24.                         Early Cancellation Fee and Triggering Events.  Customer agrees to pay Stellar an Early Cancellation Fee of [***] Dollars ($[***]) (“Early Cancellation Fee”) upon the earliest of the following:  (a) upon Customer’s failure to pay any amount when due under the Agreement or this First Amendment if such Default is not cured within sixty (60) days thereafter; (b) at the time of a Customer Sale or Product/Service Transfer (however, a Customer Sale or Product/Service Transfer is not a Triggering Event if Buyer assumes Customer’s obligations under the Agreement and this First Amendment, including the Early Cancellation Fee); (c) at the time Customer no longer uses, markets, or manufactures any

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Products; (d) at the time Customer no longer orders or purchases any Products from Stellar; (e) at the time Stellar terminates this Agreement based upon Customer’s Default (subject to the provisions of Section 24(a) hereof); (f) at the time Customer terminates the Agreement or this First Amendment, if such termination occurs at any time prior to the expiration of the Contract Term, including, without limitation, at the time of a Customer Voluntary Termination (excluding, however, a termination under Section 20); and (g) upon the occurrence of any other event that constitutes a termination of the Agreement or this First Amendment, a transfer or assignment of Customer’s obligations under the Agreement or this First Amendment, or the termination, transfer or assignment of Customer’s obligations with respect to all Products (each, (a-g), a “Triggering Event”).

The Early Cancellation Fee shall be immediately due and payable upon the occurrence of the earliest Triggering Event.  The Early Cancellation Fee shall survive each of the events referenced in Section 24 (a-g).

Customer agrees that the Early Cancellation Fee is reasonable in all respects.  Customer agrees that Stellar will make substantial investments in space, scheduling, equipment and labor in order to accommodate Customer’s Product and Services requirements.  Customer agrees that Stellar has made and will make valuable and material investments in order to provide Customer with the Products and Services referenced in the Agreement and First Amendment, and in all Purchase Orders, including without limitation labor, skills, know-how, machinery and manufacturing processes.  Stellar has factored these investments and its expectation of the Early Cancellation Fee into the Price of the Products.  Customer agrees that the value of Stellar’s investments cannot be adequately compensated except by the Early Cancellation Fee, and that Customer’s failure to purchase Products for the full duration of the Contract Term (as defined in Section 3 of this First Amendment), or the occurrence of any other Triggering Event, will cause damage to Stellar in an amount that cannot be precisely determined, including, without limitation, loss of prospective economic advantage, lost sales and contracts, increased overhead costs, lost profits and the loss and impairment of its investments.  The Early Cancellation Fee is not a penalty.  Stellar and Customer have entered into this Agreement only because of Customer’s agreement to the Early Cancellation Fee.”

12.)                           Redefinition.  All references to the “Continuation Charge(s)” in the Agreement are hereby replaced with the term “Early Cancellation Fee.”

13.)                           Governing Law.  All references to “Minnesota” in Section 27 of the Agreement are hereby replaced with “Delaware”.

All other terms of Section 27 remain unchanged

14.)                           Exhibit A of the Agreement.  Exhibit A, Price Terms, of the Agreement is deleted in its entirety and replaced with Exhibit A, Price Terms of First Amendment, attached.

15.)                           Scope of First Amendment.  Subject only to the modifications of the Agreement pursuant to this First Amendment, the remainder of the Agreement has not been modified and otherwise remains in full force and effect.

IN WITNESS WHEREOF, Customer and Stellar have executed this First Amendment as of the Effective Date.

STELLAR TECHNOLOGIES, INC.,		NEVRO CORP., a Delaware corporation
a Minnesota corporation

By:	/s/ Estelle Forcelle	By:	/s/ Andrew Galligan
	Estelle Forcelle		Print Name: Andrew Galligan
	Its: Chief Executive Officer		Title: Chief Financial Officer

Date:	9-26-14	Date:	10/2/2014

EXHIBIT A

PRICE TERMS OF FIRST AMENDMENT

This Exhibit A (“Exhibit”) is incorporated into that certain First Amendment to Stellar Manufacturing Agreement (“First Amendment”), dated July 1, 2014, by and between Stellar Technologies, Inc. (“Stellar”) and Nevro Corp. (“Customer”) (Stellar and Nevro are the “Party[ies])”, relating to the Stellar Manufacturing Agreement, by and between the Parties, dated July 1, 2009 (“Agreement”).

1.                                      Adoption of Terms.  All terms defined in the Agreement and First Amendment shall have the same meaning in this Exhibit.  The terms of this Exhibit supersede any inconsistent terms of the Quotations, as defined below.

2.                                      Cancellation of Exhibit A of Agreement.  Exhibit A of the Agreement is cancelled in its entirety and superseded by this Exhibit A, Price Terms of First Amendment.

3.                                      Definitions.  For purposes of this Agreement:

(a)                                 “Key Product(s)” means percutaneous leads, lead extensions, S8 lead adaptors, M8 lead adaptors and lead proximal and sub-assembly for paddle leads; and

(b)                                 “Products” means all Key Products together with active anchor inserts and other machined components, including, without limitation, set screw housings, set screws and IPG header caps.

4.                                      Price Schedule.  The Parties hereby adopt the Price Schedule, Exhibit B, attached for all Products.  For purposes of the Price Schedule, the Key Product Volumes refer to the combined sum of all Key Products delivered during each Contract Year.

Additionally, no later than the last day of every calendar quarter following the Effective Date of this First Amendment, Stellar will provide Customer with an updated Price Schedule for the next calendar quarter (“Projection”), which will account for any changes, and Adjustments including, but not limited to, changes in vendor costs, pricing for raw materials, and/or labor costs required for the manufacturing of the Products listed in Exhibit B.  Furthermore, Stellar will issue Customer an invoice or a credit memo accounting for any variances resulting from changes to this Price Schedule during the calendar quarter directly preceding the Projection.

5.                                      Price Adjustments.  The Price Schedule and any related Quotations list the unit price of the Products based on Customer’s current designs and specifications for each Product and the current price of raw materials and all components purchased by Stellar.  If, at any time, (a) Customer makes any revisions to the designs, drawings and specifications of the Products that increase the cost to Stellar with respect to the cost of raw materials or components purchased by Stellar, or that result in additional cost to Stellar in any other way, including, without limitation, additional engineering costs, labor or Services, or (b) the price of raw materials or components purchased by Stellar fluctuate from the current price, regardless of the reason, Stellar will provide the related cost information to Customer and the unit prices of the Products shall be adjusted accordingly by Stellar (“Adjustment[s]”).  Stellar may issue invoices for certain costs, including, without limitation, engineering costs, labor and Services, separately, and such invoices are due upon receipt.  For purposes of this Exhibit, the Agreement and the First Amendment, any Adjustments supersede the unit price of the Products listed in the Price Schedule and any Quotation.

6.                                      Key Product Discounts and Recovery of Deficiency Payment.  The following terms govern the prices set forth in the Price Schedule and any Quotations.

(a)                                 The Price Schedule and Quotations refer, at various times, to volume pricing.  All volume pricing is based on the combined volume of all Key Products delivered during each Contract Year (“Key Product Volume”).

Within sixty (60) to ninety (90) days prior to the beginning of each Contract Year, Customer will provide Stellar a forecast of the Key Product Volume for the next Contract Year (“Forecast”).  Stellar will compute the Price of each Key Product for the next Contract Year based on the Forecast.

(b)                                 Within sixty (60) to ninety (90) days after the end of each Contract Year, Stellar will calculate the actual Key Product Volume that it delivered during that Contract Year and adjust the Price of all Key Products based on that amount.  If the Forecast overestimated the actual Key Product Volume for any Contract Year, and Stellar is entitled to an increased Price based on the actual Key Product Volume, Stellar shall recalculate the unit Price of each and every Key Product based on the delivered amount and charge Customer, retroactively, the difference between the Forecast Price and actual Price for each unit of Key Products delivered during the Contract Year (“Deficiency”).  Stellar’s invoice for the Deficiency is due and payable immediately upon receipt by Customer.

However, if the Forecast underestimated the actual Key Product Volume for any Contract Year, and Customer is eligible for a reduced Price based on the actual Key Product Volume, Stellar shall recalculate the unit Price for each and every Key Product based on the delivered amount and credit, retroactively, the difference between the Forecast Price and actual Price for each unit of Key Products delivered during that Contract Year (“Credit”).  The Credit shall be applied to the invoices subsequently issued by Stellar to Customer until satisfied in full.

7.                                      Product Materials.  The Price includes the cost of all known materials, components and products known as of the date of this Amendment, except BAL seals.  Customer shall negotiate the price of all materials, components and products for all Products and the Parties shall arrange shipment and payment for all materials.  If Stellar (a) makes any payments for materials, components and products that are not clearly addressed in their existing documentation or (b) if Stellar pays more for any materials, components and products than the price agreed upon by the Parties at the time of this Amendment or any Quotations, Customer shall be liable for those amounts.  Stellar shall issue invoices to Customer for the price of such materials, components and products (including, without limitation, transportation, insurance, costs and expenses), which invoices are immediately due and payable upon receipt by Customer.

As of the date of this Agreement, Customer has not negotiated the price of BAL seals with its supplier.  The cost of BAL seals is not included in the Price Schedule or Quotations, and shall be charged to Customer as a separate item.  The price of BAL seals shall include a reasonable premium or increase for BAL seals lost in the manufacturing process that cannot be reclaimed.

8.                                      Material Price Subject to Actual Delivery Schedule.  If Customer orders a certain number of units of any Product under a Purchase Order Acknowledgement, but then requests delivery more than six (6) months after the date of the Purchase Order Acknowledgment, Customer will pay the unit cost for each order based on the actual amount delivered during each 6-month period.  Stellar may change the material cost of each Product at the end of each 6-month period.  The first 6-month period begins the date of the related Purchase Order Acknowledgment.  This 6-month price change is in addition to any Adjustments, Deficiency or other price changes provided in the Projections, this Agreement or this First Amendment.

END

EXHIBIT B

PRICE SCHEDULE

Key Product Volume*
Key Product	[***]	[***]	[***]

Percutaneous Lead, Part Nos.: • 10160-3050B • 10160-5050B • 10160-7050B • 10160-9050B	N/A	[***] [***] [***] [***]	N/A

Lead Extensions, Part Nos.: • 10169-25B • 10169-35B • 10169-60B	N/A	[***] [***] [***]	N/A

S8 Lead Adaptors, Part Nos.: • 10433-25B	N/A	[***]	N/A

M8 Lead Adaptors, Part Nos.: • 10428-25B	N/A	[***]	N/A

Lead Proximal and Sub-Assembly for Paddle Leads, Part Nos.: •	N/A		N/A

*  Based on the combined number of all Key Products delivered during any Contract Year.  All prices quoted and paid in USD.

NOTE:  Prices do not include price of BAL seals.  BAL seals to be charged to Nevro as a separate item.  The price of BAL seals shall include a reasonable premium or increase for BAL seals lost in the manufacturing process that cannot be reclaimed.

NOTE:  The prices listed in Stellar Quotation #012366-00, dated 9/04/2014, are only for Leads, Lead Extensions, S8 Lead Adaptors and M8 Lead Adaptors in the cumulative amount of [***] units in 2015.

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EXHIBIT C

MANUFACTURING TRANSITION SERVICES

Stellar agrees to perform the Manufacturing Transition Services as defined in Section 4(D) for the compensation as set forth below.

During the initial five (5)-year Contract Term, Stellar’s Manufacturing Transition Services for Key Products will be paid by Customer at the rate of $[***] per hour for engineering services and $[***] per hour for technician services (collectively, the “Hourly Services”).

The parties will negotiate the hourly rates for all Hourly Services provided by Stellar after the expiration of the initial five (5) year Contract Term.

In addition to paying for the Hourly Services, Customer shall reimburse Stellar for all reasonable out of pocket costs for air travel, food, lodging and ground transportation.

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